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                                                                    EXHIBIT 5.1

                          [PIPER & MARBURY LETTERHEAD]




                               November 17, 1997



USF&G Corporation
6225 Centennial Way
Baltimore, Maryland 21209


        Re:  Registration Statement on Form S-4
             ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to USF&G Corporation (the "Company") in connection with the registration on Form S-4 (the "Registration Statement") of up to 7,400,000 Shares of common stock, par value $2.50, of the Company (the "Shares") to be issued in connection with the merger between United States Fidelity and Guaranty Company, a wholly-owned subsidiary of the Company, and Titan Holdings, Inc.

     We have examined the Registration Statement, the Charter and By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined the certificate of the secretary of the Company dated the date hereof (the "Certificate"). In rendering our opinion, we are relying as to factual matters on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion and so advise you that, upon issuance and delivery of the Shares upon the terms set forth in the Registration Statement, the Shares will have been duly and validly authorized and will be legally issued and fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement.

                                     Very truly yours,

                                     PIPER & MARBURY L.L.P.